Exhibit 3.2

BY-LAWS
OF
TITAN INTERNATIONAL, INC.

Article I

OFFICES

Section 1.1 Principal Office. The principal office of the corporation shall be located at 2701 Spruce Street in the City of Quincy and County of Adams, Illinois, or such other place as the board of directors may determine. The corporation may have such other offices, either within or without the State of Delaware, as the business of the corporation may require from time to time.

Article II

STOCKHOLDERS

Section 2.1 Annual Meetings. The annual meeting of the stockholders shall be held on the second Tuesday of the fifth calendar month after the end of the corporation's fiscal year at the hour of 10:00 A.M., or at such other date and time as the board of directors by resolution may provide, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the board of directors shall cause the election to be held at a meeting of the stockholders as soon thereafter as conveniently may be.

Section 2.2 Special Meetings. Special meetings of the stockholders may be called by the chair (if such office is filled), the president, a majority of the board of directors, or the holders of not less than one-fifth of all the outstanding shares of the corporation entitled to vote for the purpose or purposes of the meeting.

Section 2.3 Inspectors of Election. At any time when the corporation has a class of voting stock listed on a national securities exchange, the corporation shall, in advance of any meeting of stockholders, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do all such other acts as are required of inspectors of election by law. Each report of an inspector shall be in writing and signed by the inspectors acting at such meeting. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 2.4 Place of Meeting. The board of directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. If no designation is made, the place of meeting shall be the principal office of the corporation.

Section 2.5 Notice of Meeting/Adjournment. Unless otherwise provided by law, the certificate of incorporation or these by-laws, notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, or in the case of a merger, consolidation, or sale, lease or exchange of all or substantially all assets not less than twenty (20) nor more than sixty (60) days before the meeting, in any manner permitted by law, to each stockholder of record entitled to notice of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at the stockholder’s address as it appears on the records of the corporation. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken and the adjournment is for thirty (30) days or less. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 2.6 Fixing of Record Date.

(a) For the purpose of determining stockholders entitled to notice of any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors of the corporation may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, for a meeting of stockholders, not less than ten (10) days. If no record date is fixed for the determination of stockholders entitled to notice of a meeting of stockholders, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If no record date is fix for the determination of stockholders entitled to receive payment of a dividend, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

(b) Unless otherwise restricted by the certificate of incorporation, in order that the corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the board of directors, (i) when no prior action of the board of directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, and (ii) if prior action by the board of directors is required by law, the record date for such purpose shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

Section 2.7 Stock Lists. The officer having charge of the stock ledger for shares of the corporation shall make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be open to the examination of any stockholder, for any purpose germane to the meeting during ordinary business hours (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine such lists or to vote in person or by proxy at any meeting of stockholders.

Section 2.8 Quorum and Manner of Acting. A majority in voting power of the outstanding shares, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If a quorum is not present at any meeting, a majority in voting power of the shares present may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of the majority in voting power of the shares represented at the meeting and entitled to vote on a matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the law, the certificate of incorporation or these by-laws. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of stockholders from any meeting at which a quorum is present shall not cause failure of a duly constituted quorum at that meeting.

Section 2.9 Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by the stockholder’s duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 2.10 Voting of Shares. Except as otherwise provided by the certificate of incorporation, or the General Corporation Law of the State of Delaware (the “DGCL”), each outstanding share, regardless of class, shall be entitled to one (1) vote upon each matter submitted to vote at a meeting of stockholders.

Section 2.11 Voting of Shares by Certain Holders.

(a) Shares registered in the name of another corporation or other entity, domestic or foreign, may be voted by any officer, agent, proxy or other person authorized to vote such shares under the laws of formation of such entity.

(b) Shares registered in the name of a deceased person, a minor, or a person under legal disability may be voted by that person’s administrator, executor, or court appointed guardian either in person or by proxy without a transfer of such shares into the name of such administrator, executor, or court appointed guardian. Shares held in a fiduciary capacity may be voted by such fiduciary, either in person or by proxy.

(c) Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of receiver may be voted by such receiver without the transfer thereof into the receiver’s name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

(d) A stockholder whose shares are pledged shall be entitled to vote such shares unless the shares have been transferred into the name of the pledgee on the books of the corporation, and in the transfer by the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee or such pledgee’s proxy may represent the shares and vote thereon.

(e) Shares of its own stock belonging to the corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

Section 2.12 No Cumulative Voting. Except as otherwise provided in the certificate of incorporation, no holder of any shares of any class of stock of this corporation shall be entitled to cumulative voting rights in the election of the board of directors of the corporation under any circumstances.

Section 2.13 Action by Consent of Stockholders in Lieu of Meeting. Unless otherwise provided by law or by the certificate of incorporation, any action required to be taken at any annual or special meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

Section 2.14 Voting by Ballot. Voting on any question or in any election may be voice vote unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

Article III

DIRECTORS

Section 3.1 General Powers. The business and affairs of the corporation shall be managed by or under the direction of its board of directors.

Section 3.2 Number, Tenure and Qualifications.

(a) The number of directors which shall constitute the whole board shall initially be one (1), but such number shall automatically increase to eight (8) immediately prior to the effective time of the merger of Titan International, Inc., an Illinois corporation, with and into the corporation, and thereafter the number of directors shall be such number as the board of directors may determine from time to time but shall not be less than five (5) nor more than nine (9). Directors need not be residents of Delaware or stockholders of the corporation.

(b) Until the election of directors at the annual meeting of stockholders to be held in 2018, the board of directors shall be divided into three classes, Class I, Class II and Class III, and, subject to subsection (d) of this Section 3.2, as nearly as practicable, taking into account the increases or decreases in the number of directors constituting the board of directors, one-third of the board of directors shall be elected each year at the annual meeting. The board of directors may assign directors into the initial classes of directors.

(c) Commencing with the election of directors at the 2016 annual meeting of stockholders, successors to the class of directors whose terms expire at such meeting shall be elected to hold office for a term expiring at the next annual meeting of stockholders and until their successors are elected and qualified. Commencing with the election of directors at the 2018 annual meeting of stockholders, the board of directors shall no longer be divided into classes and all directors shall be elected to hold office for a term expiring at the next annual meeting of stockholders and until their successors are elected and qualified.

(d) If prior to the election of directors at the 2018 annual meeting of stockholders the number of directors is increased, then any newly created directorship resulting from an increase in the number of directors shall be apportioned to a class of directors to be elected at the next annual meeting of stockholders. Any director elected to fill such newly created directorship or any vacancy in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall hold office for a term that shall coincide with the remaining term of the class of directors into which such director was elected. Commencing with the election of directors at the 2018 annual meeting of stockholders and thereafter, any additional director elected to fill a newly created directorship resulting from an increase in the number of directors or any vacancy in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall hold office for a term expiring at the next annual meeting of stockholders. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 3.3 Annual and Regular Meetings. The annual meeting of the board of directors shall be held immediately after, and at the same place as, the annual meeting of stockholders. The board of directors may provide, by resolution, the time and place, either within or without the State of Illinois, for the holding of regular meetings.

Section 3.4 Special Meetings. Special meetings of the board of directors may be called by or at the request of the chair of the board of directors, the president or any director. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the board of directors called by them.

Section 3.5 Notice. No notice shall be required for regular meetings for which the time and place have been fixed. Notice of any special meeting of the board of directors shall be given at least two (2) days before the meeting by written notice delivered personally or mailed to each director, or by electronic transmission. Any director may waive notice of any meeting, either before or after the meeting, in writing or by electronic transmission. Neither the business to be transacted at nor the purpose of any annual, regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 3.6 Quorum. A majority of the number of directors then in office (but in any event, not less than one third of the then total number of authorized directors set pursuant to Section 3.2) shall constitute a quorum for transaction of business at any meeting of the board of directors.

Section 3.7 Attendance by Communications Equipment. Unless specifically prohibited by the certificate of incorporation, members of the board of directors, or of any committee of the board of directors, may participate in and act at any meeting of such board or committee through the use of a conference telephone, video conferencing or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

Section 3.8 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute, the certificate of incorporation or these by-laws.

Section 3.9 Vacancies. Any vacancy occurring in the board of directors, including a vacancy occurring as a result of the removal of a director, and any directorship to be filled by reason of an increase in the number of directors, may be filled by election by the stockholders at an annual meeting or at a special meeting called for that purpose; provided, however, that vacancies occurring between meetings of stockholders by reason of an increase in the number of directors or otherwise, may be filled by the board of directors. A director elected to fill a vacancy shall hold office for the balance of the term for which he or she was elected. A director appointed to fill a vacancy shall serve until the next meeting of stockholders at which directors are elected.

Section 3.10 Committees.

(a) The board of directors may, by resolution, create one or more committees consisting of one or more members of the board. Unless the resolution of the board of directors creating any committee provides otherwise, a majority of the members of any committee shall constitute a quorum of such committee and a majority of the quorum shall be necessary for committee action. A committee may act by unanimous consent in writing without a meeting and, subject to the provisions of these by-laws or action by the board of directors, the committee by majority vote of its members shall determine the time and place of meetings and the notice required therefor.

(b) To the extent specified by the board of directors or in the certificate of incorporation or these by-laws, each committee may exercise all of the authority of the board of directors in the management of the corporation; provided, however, that a committee may not: (i) approve or adopt or recommend to stockholders any action or matter (other than the election or removal of directors) required by the DGCL to be submitted to stockholders for approval or (ii) adopt, amend, or repeal these by-laws.

In the absence or disqualification of a member of a committee the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member. Each committee shall keep regular minutes of its proceedings and report the content of the minutes to the board of directors when required.

Section 3.11 Action by Unanimous Written Consent. Any action required to be taken at a meeting of the board of directors of the corporation or any committee thereof, or any other action which may be taken at a meeting of the board of directors or a committee thereof, may be taken without a meeting if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed or electronically transmitted by all of the directors entitled to vote with respect to the subject matter thereof, or by all members of such committee, as the case may be. Such approval may be executed by the directors, in counterparts, each of which shall be an original but all of which together shall constitute one and the same approval. Signature thereon transmitted via electronic transmission shall have the same legal effect as an original. All the approvals evidencing the consent shall be delivered to the secretary to be filed in the corporate records. The action taken shall be effective when all the directors have approved the consent unless the consent specifies a different effective date. Any consent signed by all of the directors or members of a committee shall have the same effect as a unanimous vote.

Section 3.12 Resignation or Removal. A director may resign at any time upon written or electronic notice to the board of directors, its chair, if any, or the president or secretary of the corporation. A resignation shall be effective when notice is given unless the notice specifies a future date. No acceptance of the resignation is required. One or more of the directors may be removed, with or without cause, at a meeting of stockholders, by the affirmative vote of the holders of a majority in voting power of the outstanding shares then entitled to vote at an election of directors; provided, however, that no director shall be removed at a meeting of stockholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice, and only the named director or directors may be removed at such meeting.

Section 3.13 Compensation. The board of directors shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board and of any committees thereof. No such payment previously mentioned in this Section shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Article IV

OFFICERS

Section 4.1 Number. The board of directors shall elect a president, a secretary and a treasurer and from time to time, may elect a chair of the board of directors, an honorary chair of the board of directors, one or more vice presidents and such assistant secretaries, assistant treasurers and other officers, agents and employees as may be elected by the board of directors. Any two or more offices may be held by the same person, except the offices of president and secretary.

Section 4.2 Election, Vacancies, and Term of Office. The officers of the corporation shall be elected annually by the board of directors at its annual meeting. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor shall have been duly elected and shall have qualified or until the officer’s death or until the officer shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights. Any officer may resign at any time by giving notice, in writing, to the board of directors or to the president or the secretary. A resignation of an officer need not be accepted in order to be effective.

Section 4.3 Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.4 Authority. All officers, employees and agents of the corporation shall have such authority and perform such duties in the conduct and management of the business and affairs of the corporation as may be designated by the board of directors and these by-laws.

Section 4.5 Chair of the Board of Directors. The chair of the board of directors, if a chair of the board of directors has been elected and is serving, shall preside at all meetings of the stockholders and board of directors and shall perform such other duties as the board of directors may from time to time prescribe.

Section 4.6 President. In the event that a chair has not been elected, then all of the duties of the chair shall be performed by the president. The president shall be the chief executive officer of the corporation. In the absence of the chair, the president shall preside at all meetings of the stockholders and of the board of directors. The president may sign, under or without seal of the corporation, and either individually or with the secretary, an assistant secretary or any other proper officer of the corporation thereunto duly authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed except in cases where the execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation or shall be required by law to be otherwise executed. In general, the president shall see that all orders and resolutions of the board are carried into effect, shall perform all duties incident to and shall have the general powers of supervision and management usually vested in the office of president and chief executive officer of a corporation, and shall perform such other duties as may be prescribed from time to time by the board of directors.

Section 4.7 Vice Presidents. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the board of directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, including, without limitation, the duties of the chair if and as assumed by the president as a result of the absence of the chair or his inability or refusal to act, and the vice president, when so acting, shall have all of the powers and be subject to all the restrictions upon the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the vice president may execute for the corporation stock certificates and any contracts, deeds, mortgages, bonds or other instruments that the board of directors has authorized be executed. The vice president may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. Each vice president shall perform such other duties as from time to time may be assigned to such vice president by the president or the board of directors.

Section 4.8 Treasurer. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of the treasurer’s duties in such sum and with such surety or sureties as the board of directors shall determine. The treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for money due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these by-laws. The treasurer shall in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned by the president or the board of directors.

Section 4.9 Secretary. The secretary shall: (a) keep records of corporate action, including the minutes of meetings of the stockholders and the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issuance thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep a register of the post office address of such stockholder which shall be furnished to the secretary by such stockholder; (e) sign, with the chair, the president or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to the secretary by the chair, the president or the board of directors.

Section 4.10 Assistant Treasurers and Assistant Secretaries. The assistant treasurer or treasurers, if any, shall, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretary or assistant secretaries, if any, as thereunto authorized by the board of directors may sign, with the chair, the president or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers and assistant secretaries in general shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president, the chair of the board or the board of directors.

Section 4.11 Salaries. The salaries of the officers of the corporation shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

Article V

CONTRACTS, LOANS, CHECKS, DEPOSITS & VOTING SECURITIES

Section 5.1 Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances. When the execution of any instrument has been authorized without specification of the executing officers or agents, the chair of the board, the president or any vice president, and the secretary or assistant secretary or treasurer or assistant treasurer, may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto.

Section 5.2 Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

Section 5.3 Checks, Drafts. Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

Section 5.4 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.

Section 5.5 Voting Securities Held by the Corporation. Unless otherwise ordered by the board of directors, either the chair or the president or, in the event of such officer’s inability to act, the vice president having authority under these by-laws to act in the absence of the president, shall have full power and authority on behalf of the corporation to attend, act and vote at any meetings of security holders of corporations or other entities in which the corporation may hold securities and at such meetings or otherwise shall possess and may exercise any and all rights and powers incident to the ownership of such securities. The power and authority to attend, act and vote at meetings shall include the power and authority to consent, on behalf of the corporation, with respect to securities of other corporations and entities held by the corporation. The board of directors by resolution from time to time may confer like powers upon any other person or persons.

Article VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 6.1 Issuance of Shares. The shares of capital stock of the corporation shall be issued in such amounts, at such times, for such consideration and on such terms and conditions as the board of directors shall deem advisable, subject to the certificate of incorporation and any requirements of the laws of the State of Delaware.

Section 6.2 Certificates For Shares. The shares of stock of the corporation shall be represented by certificates, provided that the board of directors may provide by resolution that some or all of the shares of any class or series shall be uncertificated shares. Any such resolution shall not apply to shares then represented by a certificate until such certificate is surrendered to the corporation. A certificate shall be in such form as may be determined by the board of directors. Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary any or all of whose signatures may be by facsimile. All certificates for shares shall be consecutively numbered or otherwise identified. The registered holder’s name, the number of shares, the date of issuance, the class of shares and the designation of any series it evidences, shall (a) appear on the face of such certificate and (b) be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

Section 6.3 Transfers of Shares. Transfers of shares of the corporation shall be made only on the books of the corporation by the holder of record thereof or by such holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

Section 6.4 Lost Certificates. If a certificate representing shares has allegedly been lost or destroyed, the board of directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may propose.

Article VII

FISCAL YEAR

The fiscal year of the corporation shall be determined by the board of directors.

Article VIII

DIVIDENDS

The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares, subject to any terms and conditions provided by law and the certificate of incorporation.

Article IX

SEAL

The board of directors may provide a corporate seal which, if obtained, shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words, "Corporate Seal, Delaware." The use thereof shall be determined from time to time by the officer or officers executing and delivering instruments on behalf of the corporation. The seal, if any, may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Article X

WAIVER OF NOTICE

Whenever any notice whatever is required to be given under the provisions of these by-laws or under the provisions of the certificate of incorporation or under the provisions of applicable law, a waiver thereof in writing or electronic transmission, signed or transmitted by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance by a person at any meeting shall constitute waiver of notice thereof unless such person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Article XI

INDEMNIFICATION

Section 11.1 Non-Derivative Actions. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of corporation) by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that the conduct was unlawful.

Section 11.2 Derivative Actions. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Section 11.3 Employees and Agents. The corporation may indemnify any person who is or was an employee or agent of the corporation, or is or was an employee of the corporation serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust, or other enterprise, to the extent and under the circumstances provided by Sections 11.1 and 11.2 of this Article XI with respect to a person who is or was a director or officer of the corporation. To the extent that a present or former employee of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 11.1, 11.2 or 11.3 of this Article XI, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, if the person acted in good faith and in a manner that person reasonably believed to be in, or not opposed to, the best interests of the corporation.

Section 11.4 Determination that Indemnification is Proper. Any indemnification under Sections 11.1, 11.2 and 11.3 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth herein. Such determination shall be made (a) by a majority vote of the directors who are or were not parties to such action, suit or proceeding, (b) by a committee of such directors appointed by such directors, (c) if there are no such directors or if the directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

Section 11.5 Expense Advance. Expenses (including attorneys’ fees) incurred by an officer or director referred to in Section 11.1 or 11.2 in defending a civil or criminal action, suit or proceeding referred to in

Sections 11.1 and 11.2 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article XI. Such expenses (including attorneys’ fees) incurred by former directors and officers or employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid on such terms and conditions, if any, as the corporation deems appropriate.

Section 11.6 Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by this Article XI shall not be deemed exclusive of any other rights to which one seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in the person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and. administrators of such a person. A right to indemnification or to an advancement of expenses arising under a provision of the certificate of incorporation or these by-laws shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative, or investigative action, suit, or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such act or omission has occurred.

Section 11.7 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article XI or the laws of the State of Delaware.

Section 11.8 Contract Right; Limitation on Indemnity. The right to indemnification conferred in this Article XI shall be a contract right, and shall apply to services of a director or officer as an employee or agent of the corporation as well as in such person's capacity as a director or officer. Except as provided in Section 11.3, the corporation shall have no obligations under this Article XI to indemnify any person in connection with any proceeding, or part thereof, initiated by such person without authorization by the board of directors.

Section 11.9 Changes in Delaware Law. In the event of any change of the Delaware statutory provisions applicable to the corporation relating to the subject matter of Article XI of these by-laws, then the indemnification to which any person shall be entitled hereunder shall be determined by such changed provisions. Subject to Section 11.10, the board of directors is authorized to amend these by-laws to conform to any such changed statutory provisions.

Section 11.10 Amendment or Repeal of Article XI. No amendment or repeal of this Article XI shall apply to or have any effect on any director or officer of the corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

Section 11.11 Definitions. For purposes of this Article:

(a) References to "the corporation" shall include, in addition to the surviving corporation, any merging corporation (including any entity having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XI with respect to the resulting or surviving corporation as such person would have had with respect to such merging corporation if its separate existence had continued.

(b) References to “other enterprises” shall include employee benefit plans.

(c) References to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan, and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this Article XI.

Article XII

AMENDMENTS

Subject to Section 11.10, the by-laws of the corporation may be amended, altered or repealed, in whole or in part, by the stockholders or by the board of directors at any meeting duly held in accordance with these by-laws.

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